EXHIBIT 10.1
FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND
STATE OF MICHIGAN
OFFICE OF FINANCIAL AND INSURANCE REGULATION
LANSING, MICHIGAN

)
In the Matter of:	)
	)	STIPULATION AND CONSENT
MONARCH COMMUNITY BANK	)	TO THE ISSUANCE OF A CONSENT
COLDWATER, MICHIGAN	)	ORDER
)
(STATE CHARTERED))		FDIC-10-190b
INSURED NONMEMBER BANK	)
)

     Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) by the Federal Deposit Insurance Corporation (“FDIC”) and the State of Michigan, Office of Financial and Insurance Regulation (“OFIR”), it is hereby stipulated and agreed by and among representatives of the FDIC, OFIR, and Monarch Community Bank, Coldwater, Michigan (“Bank”) as follows:
     1. The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING (“NOTICE”) detailing the violations of laws and regulations and unsafe or unsound practices alleged to have been committed by the Bank and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under section 2304 of the Banking Code of 1999, Mich. Comp. Laws § 487.12304, and has knowingly waived that right.

     2. The Bank, solely for the purpose of this proceeding and without admitting or denying any of the charges of violations of laws or regulations and unsafe or unsound practices, hereby consents and agrees to the issuance of a CONSENT ORER (“ORDER”) by the FDIC and OFIR.
     3. The Bank further stipulates and agrees that such ORDER shall be deemed to be a consent order which has become final and unappealable, and that the ORDER shall become effective 10 calendar days after its issuance by the FDIC and OFIR and fully enforceable by the FDIC and OFIR pursuant to the provisions of section 8(i) of the Act, 12 U.S.C. § 1818(i), and section 2311 of the Banking Code of 1999, Mich. Comp. Laws § 487.12311, respectively, subject only to the conditions set forth in paragraph 4 of this STIPULATION.
     4. In the event the FDIC and OFIR accept this STIPULATION and issue the ORDER, it is agreed that no action to enforce the ORDER will be taken by the FDIC in the United States District Court or the appropriate Federal Circuit Court or by OFIR in the appropriate State Circuit Court unless the Bank, any Bank institution-affiliated party, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), or any of its successors or assigns, has violated or is about to violate any provision of the ORDER.
     5. The Bank hereby waives:
a.	The receipt of a NOTICE;

b.	All defenses and counterclaims of any kind to this proceeding;

c.	A hearing for the purpose of taking evidence on the allegations in the NOTICE;

d.	The filing of proposed findings of fact and conclusions of law;

e.	A recommended decision of an Administrative Law Judge; and

f.	Exceptions and briefs with respect to each recommended decision.
     Dated this 27th day of April, 2010.

FEDERAL DEPOSIT INSURANCE		MONARCH COMMUNITY BANK
CORPORATION, LEGAL DIVISION		COLDWATER, MICHIGAN

By:	/s/ Richard C. Rowley Richard C. Rowley	By:	/s/ Harold A. Adamson Harold A. Adamson
	Its: Senior Regional Attorney		Its: Director

OFFICE OF FINANCIAL AND		By:	/s/ Craig W. Dally
INSURANCE REGULATION			Craig W. Dally
Its: Director

By:	/s/ Stephen R. Hilker Stephen R. Hilker	By:	/s/ Donald L. Denney Donald L. Denney
	Its: Chief Deputy Commissioner, Office of Financial and Insurance Services		Its: Director

		By:	/s/ Richard T. Dobbins Richard T. Dobbins
Its: Director

		By:	/s/ James W. Gordon James W. Gordon
Its: Director

		By:	/s/ Karl F. Loomis Karl F. Loomis
Its: Director

		By:	/s/ Martin J. Mitchell Martin J. Mitchell
Its: Director

		By:	/s/ Stephen M. Ross Stephen M. Ross
Its: Chairman

By:	/s/ Gordon L. Welch
Gordon L. Welch
Its: Director

Comprising the Board of Directors of MONARCH COMMUNITY BANK, COLDWATER, MICHIGAN

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND
STATE OF MICHIGAN
OFFICE OF FINANCIAL AND INSURANCE REGULATION
LANSING, MICHIGAN

)
In the Matter of:	)
	)	CONSENT ORDER
MONARCH COMMUNITY BANK	)
COLDWATER, MICHIGAN	)
)
(STATE CHARTERED))		FDIC-10-190b
INSURED NONMEMBER BANK	)
)

     Monarch Community Bank, Coldwater, Michigan (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under § 2304 of the Banking Code of 1999, Mich. Comp. Laws § 487.12304, regarding hearings before the Office of Financial and Insurance Regulation for the State of Michigan (OFIR”), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of the Federal Deposit Insurance Corporation (“FDIC”) and the OFIR dated April 27, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices relating to capital, asset quality, management, and earnings, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the FDIC and the OFIR.

     The FDIC and the OFIR considered the matter and decided to accept the STIPULATION.
     Having determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b) and Mich. Comp. Laws § 487.12304 have been satisfied, the FDIC and the OFIR HEREBY ORDER, that the Bank, its institution-affiliated parties as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:
MANAGEMENT
     1. (a) Within ninety (90) days from the effective date of this ORDER, the bank shall have and retain qualified management. At a minimum, such management shall include a chief lending officer with an appropriate level of lending, collection, and loan supervision experience for the type and quality of the Bank’s loan portfolio. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:
(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable laws, rules, and regulations; and

(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.
          (b) During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of OFIR’s Chief Deputy Commissioner (“Chief Deputy Commissioner”). For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (section 32”), 12 U.S.C. § 1831(1), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).
MANAGEMENT PLAN
     2. (a) Within thirty (30) days from the effective date of this ORDER, the Bank shall retain an independent, third party acceptable to the Regional Director of the FDIC’s Chicago Regional Office (“Regional Director”) and Chief Deputy Commissioner, who will develop a written analysis and assessment of the Bank’s management needs (“Management Study”) for the purpose of providing qualified management for the Bank.
          (b) The Bank shall provide the Regional Director and Chief Deputy Commissioner with a copy of the proposed engagement letter or contract with the independent third party for review.
          (c) The Management Study shall be developed within ninety (90) days from the effective date of this ORDER. The Management Study shall include, at a minimum:
(i)	Identification of both the type and number of officers positions needed to properly manage and supervise the affairs of the Bank;

(ii)	Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;

(iii)	Evaluation of all senior executive management and all officers in the lending area to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition;

(iv)	Evaluation of all senior executive officers’ compensation, including salaries, director fees, and other benefits;

(v)	A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officers or staff member positions identified by this paragraph of this ORDER;
          (d) The plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner for review and comment. Within thirty (30) days of receipt of any comments from the Regional Director or Chief Deputy Commissioner the Bank shall incorporate any changes required by the Regional Director or Chief Deputy Commissioner and thereafter adopt, implement, and adhere to the plan.
BOARD PARTICIPATION
     3. (a) As of the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, charged off, and recovered loans; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including management responses, and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

          (b) Within fifteen (15) days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.
          (c) Following the required date of compliance with subparagraph (a) above, the Bank’s board of directors shall review the Bank’s compliance with this ORDER and record its review in the minutes of each regularly scheduled monthly board of directors’ meeting.
CAPITAL
     4. (a) Within ninety (90) days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ration”) at a minimum of nine (9.0%) percent and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of eleven (11.0%) percent. For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
          (b) If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than twenty (20) days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Commissioner, Office of Financial and Insurance Regulation for the State of Michigan, 611 Ottawa Street, Lansing, Michigan 48933, for their review. Any changes requested to be made in the materials by the FDIC or the OFIR shall be made prior to their dissemination.
          (c) In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within ten (10) calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.
LOSS CHARGE-OFF
     5. As of the effective date of this Order the Bank shall charge off from its books and records any loan classified “Loss” in the Report of Examination dated January 4, 2010 (“ROE”) that has not been previously collected or charged off, and shall further charge off any loan classified “Loss” at subsequent examinations or visitations during the life of this ORDER within ten (10) days of receipt of the report.
PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
     6. (a) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.
          (b) As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors’ meeting. A copy of the statement shall be placed in the appropriate loan file.
REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
     7. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $250,000 which is more than sixty (60) days delinquent or classified “Substandard” or “Doubtful” in the ROE The plan shall include, but not be limited to, provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)	Delineate areas of responsibility for loan officers;

(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within six and 12 months from the effective date of this ORDER; and

(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
          (b) As used in this paragraph, “reduce” means to: (i) collect; (2) charge off; (3) sell, or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the OFIR.
          (c) A copy of the plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.
          (d) While this ORDER remains in effect, the plan shall be revised to include assets which become more than sixty (60) days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.
LENDING AND COLLECTION POLICIES
     8. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall revise, adopt, and implement written lending and collection policies to provide effective guidance and control over the Bank’s lending function, which policies shall include specific guidelines for preparing cash flow analyses and debt service coverage ratios, and implementing procedures to ensure adequate real estate valuations are prepared. In addition, the Bank shall obtain adequate and current documentation for all loans in the Bank’s loan portfolio.

          (b) The revisions to the Bank’s loan policy and practices, required by this paragraph, at a minimum, shall address the lending and collection concerns discussed in the ROE.
          (c) Copies of the policies and revisions thereto required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.
LOAN REVIEW AND GRADING SYSTEM
     9. Within sixty (60) days from the date of this ORDER, the Bank shall implement revised comprehensive loan grading and review procedures. The procedures shall require such loan grading and review will be performed by a qualified individual who is not a member of the lending staff. The loan review shall at a minimum:
          (a) Require periodic confirmation of the accuracy and completeness of the watch list and all risk grades assigned by the Bank’s loan officers;
          (b) Identify loans or relationships that warrant special attention of management;
          (c) Identify violations of law, rules, or regulations and credit and collateral documentation exceptions and track corrective measures;
          (d) Identify and review of the Bank’s methodology for calculating the ALLL and its adequacy based upon the assigned factor values and impaired credits as outlined under Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Subtopic 450-10 and FASB ASC Subtopic 310-10 (which now supersedes prior FAS 5 and 114 guidelines); and
          (e) Identify loans not in conformance with the Bank’s loan policy.

DIVIDEND RESTRICTION
     10. As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director and Chief Deputy Commissioner.
ALLOWANCE FOR LOANS AND LEASE LOSSES
     11. (a) After the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or OFIR.
          (b) ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.
PROFIT PLAN AND BUDGET
     12. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2010. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components, and identify the major areas in, and means by which, earnings will be improved.
          (b) At each monthly board meeting following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
          (c) A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
          (d) Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.
CONCENTRATION OF CREDIT
     13. (a) Within sixty (60) days from the effective date of this ORDER, the Bank shall formulate, adopt and implement a written plan to manage concentrations of credit in a safe and sound manner. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of concentrations of credit, and a limit on concentrations commensurate with the Bank’s capital position, safe and sound banking practices, and the overall risk profile of the Bank.
          (b) A copy of the plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.
REDUCTION OF BROKERED DEPOSITS
     14. (a) Within sixty (60) days, the Bank will formulate and submit to the Regional Director and Chief Deputy Commissioner for review a written plan to reduce the

Bank’s reliance on brokered deposits as defined in Part 337 of the FDIC Rules and Regulations. Such plan shall detail the volume and maturities of the Bank’s existing brokered deposits. The plan shall include, but not be limited to:
(i)	Target dollar levels for each quarter over the next eight (8) quarters;

(ii)	Specific strategies for funding the existing brokered deposits as they mature; and

(iii)	Provision for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in the minutes of the board of directors’ meetings.
NOTIFICATION TO SHAREHOLDER
     15. Following The effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
PROGRESS REPORTS
     16. Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and Chief Deputy Commissioner written progress reports signed by each member o the Bank’s board of directors, detailing the actions taken to secure the compliance with the ORDER and the results thereof.
     The effective date of this ORDER shall be the date of issuance by the FDIC and the OFIR.
     The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

     The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the OFIR.
     Pursuant to delegated authority.
     Dated: May 6, 2010

/s/ M. Anthony Lowe	/s/ Stephen R. Hilker

M. Anthony Lowe	Stephen R. Hilker
Regional Director	Chief Deputy Commissioner
Chicago Regional Office	Office of Financial and Insurance Regulation
Federal Deposit Insurance Corporation	State of Michigan